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EXHIBIT 4.2

                         VIRTUAL TECHNOLOGY CORPORATION

                     [FORM OF] COMMON STOCK PURCHASE WARRANT

          Virtual Technology Corporation, a Minnesota corporation (the
"Company"), hereby agrees that, for $          value received,

                    is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time on or after December
   , 1999, and before 5:00 p.m., Minneapolis, Minnesota time, on December     ,
2004,                (       ) shares (subject to reduction and other

adjustments below) of the Company's Common Stock, par value $.001 per share, at an exercise price of $0.50 per share (the "Warrant Shares").

1. Exercise of Warrant. The purchase rights granted by this Warrant shall be exercised (in minimum quantities of 100 Warrant Shares) by the holder surrendering this Warrant with the form of exercise attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by wire transfer or cashier's check payable to the order of the Company, of the purchase price payable in respect of the Warrant Shares being purchased. If less than all of the Warrant Shares purchasable hereunder are purchased, the Company will, upon such exercise, execute and deliver to the holder hereof a new Warrant (dated the date hereof) evidencing the number of Warrant Shares not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates representing the Warrant Shares purchased upon such exercise. The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

          "The transfer of the shares represented by this certificate is restricted pursuant to the terms of a Common Stock Purchase Warrant
          dated December    , 1999, issued by Virtual Technology Corporation, a
          copy of which is available for inspection at the offices of the Company. Transfer may not be made except in accordance with the terms of the Common Stock Purchase Warrant. In addition, no sale, offer to sell or transfer of the shares represented by this certificate shall be made without (i) the opinion of counsel satisfactory to the Company that such sale, offer, or transfer may be made without registration or qualification under the Securities Act of 1933, as amended, and applicable state securities laws or (ii) such registration or qualification."

2. Negotiability and Transfer. This Warrant is issued upon the following terms, to which each holder hereof consents and agrees:

          (a) Until this Warrant is duly transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary.

          (b) Each successive holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

3. Redemption Rights and Adjustments of this Warrant Related Thereto. At any time that this Warrant is outstanding and has not been exercised in any part, the holder hereof may demand in writing

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the redemption of the right to acquire [1/2] of the Warrant Shares hereunder
(the "Secured Warrant Portion") for $[the original purchase price]. If the holder receives good funds from the Company upon such redemption demand within seven (7) calendar days of the date of such redemption demand, then the right to acquire the Warrant Shares upon exercise of the Secured Warrant Portion shall lapse. If the holder does not receive good funds from the Company upon such redemption demand within such seven (7) calendar days, then no such reduction in this Warrant shall take effect, but the right of the holder to be paid the $[original purchase price] shall continue absolutely. In no event shall the redemption of the Secured Warrant Portion affect the holder's right to exercise this Warrant with respect to the other [1/2] of the Warrant Shares purchasable hereunder.

4. Antidilution Adjustments. If the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination, or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and the number of Warrant Shares purchasable upon exercise of this Warrant immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination, or dividend payable in Common Stock and multiplying the result of such division against the number of Warrant Shares purchasable upon the exercise of this Warrant immediately preceding such event, so as to achieve an exercise price and number of Warrant Shares purchasable after such event proportional to such exercise price and number of Warrant Shares purchasable immediately preceding such event. All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the day of exercise as determined in good faith by the Company. In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger, or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger, or sale, the holder had held the number of Warrant Shares which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price and (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price and (b) cause a copy of such statement to be mailed to

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the holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

5. Demand Registration Rights. The Company agrees to use its best efforts by April 1, 2000 to file a registration statement under the Securities Act of 1933, as amended (the "Act"), on Form S-1 (or if available, on Form S-2 or S-3) covering all or such part of the Warrant Shares, and all or such part of any other shares of Common Stock of the Company underlying options, warrants or other rights to acquire such securities then held by such original holder, as to which the original holder may prior to April 1, 2000 request registration of in writing.

        (a) Obligations of Holder. It shall be a condition precedent to the obligation of the Company to register any Warrant Shares or other Common Stock pursuant to this Section 5 that the original holder hereof shall furnish to the Company such information regarding the Warrant Shares or other Common Stock held by such seller and the intended method of disposition thereof and other information concerning the seller as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company.

        (b) Registration Procedures. If and whenever the Company is required by the provisions of this Section 5 to effect the registration under the Act of Warrant Shares or other Common Stock owned by the original holder hereof, until the Common Stock covered by such registration statement has been sold or for nine (9) months after effectiveness, whichever is the shorter period of time, the Company shall:

            (i) Prepare and file with the Securities and Exchange Commission ("SEC") and/or any applicable state securities agency a registration statement with respect to such Common Stock and use its best efforts to cause such registration statement to become and remain effective within 60 days after the demand for registration made hereunder by the original holder;

            (ii) Prepare and file such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

            (iii) Furnish to the original holder hereunder such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such holder may reasonably request in order to facilitate the public offering of its securities;

            (iv) Notify the original holder hereunder promptly after it shall receive notice thereof of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

            (v) Notify the original holder hereunder promptly of any request by the SEC or applicable state securities agency for the amending or supplementing of such registration statement or prospectus or for additional information;

            (vi) Prepare and file promptly upon the request of the original holder hereunder any amendments or supplements to such registration statement or prospectus which, in the opinion of

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counsel to the original holder hereunder, are required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holder;

          (vii) Prepare and promptly file with the SEC and promptly notify the original holder hereunder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred, the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (viii) In case the original holder hereunder is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Act, the Company will prepare and file such supplements or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Act;

          (ix) Advise the original holder hereunder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (x) Not file any amendment or supplement to such registration statement or prospectus to which the original holder hereunder shall reasonably have objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least two (2) business days prior to the filing thereof.

     (c) Expenses. With respect to the inclusion of shares of Common Stock in a registration statement pursuant to this Section 5, all reasonable fees, costs, and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company; provided, however, that the original holder hereof shall bear its pro rata share of any underwriting discounts and commissions and shall bear any fees and disbursements of accountants and counsel retained by it (other than accountants and counsel also retained by the Company).

     (d) Adjustment in Number of Warrants if Registration Statement not Timely Effected. If the Company fails to obtain effectiveness on or before May 31, 2000, of the registration statement demanded above by the original holder hereof, then ipso facto and without any action on the part of the original holder hereof or the Company, this Warrant will automatically be adjusted to represent the right to purchase twice the number of Warrant Shares (i.e.,
Warrant Shares if the Secured Warrant Portion has been redeemed       or Warrant
Shares if the Secured Warrant Portion has not been redeemed).

6. Notices. The Company shall mail to the registered holder of the Warrant, at its last known post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of shares of Common Stock

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entitled to dividends (other than cash dividends) or subscription rights or (b)
a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of common stock entitled to notice of and to vote at a meeting of shareholders at which any capital reorganization, reclassification of common stock, consolidation, merger, dissolution, liquidation, winding up, or sale of substantially all of the Company's assets shall be considered and acted upon. Any other notice or communication required or permitted hereunder shall in writing and shall be deemed to have been given, when received, if delivered by hand, telegram, telex or telecopy, and, when deposited, if placed in the mails for delivery by air mail, postage prepaid, addressed to the appropriate party as specified on the first page of this Agreement. Addresses may be changed by written notice given pursuant to this Section; however, any such notice shall not be effective, if mailed, until three
(3) working days after depositing in the mails or when actually received, whichever occurs first.

7. Reservation of Common Stock. A number of shares of Common Stock sufficient to provide for the exercise of the Warrant and the Warrant Shares included therein upon the basis herein set forth shall at all times be reserved for the exercise thereof.

8. Miscellaneous. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Company other than preferred stock that has a fixed limit on dividends or a payment preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof against dilution. Upon written request of the holder of this Warrant, the Company will promptly provide such holder with a then current written list of the names and addresses of all holders of warrants originally issued under the terms of, and concurrent with, this Warrant. The representations, warranties, and agreements herein contained shall survive the exercise of this Warrant. This Common Stock Purchase Warrant shall be interpreted under the laws of the State of Minnesota, exclusive of its conflict of laws rules. All Warrant Shares or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid, and nonassessable, and the Company will pay all taxes in respect of the issuer thereof. Notwithstanding anything contained herein to the contrary, the holder of this Warrant shall not be deemed a shareholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

          IN WITNESS WHEREOF, the undersigned has caused this Warrant to be
signed by its duly authorized officer this      day of December, 1999.


                               VIRTUAL TECHNOLOGY CORPORATION


                               By:
                                  ----------------------------------------

                               Its:
                                   ---------------------------------------

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                              WARRANT EXERCISE FORM

                   To be signed only upon exercise of Warrant.

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to
purchase thereunder,            of the Warrant Shares of Virtual Technology
Corporation to which such Warrant relates and herewith makes payment of $ therefore in cash, wire transfer or by certified check, and requests that such Warrant Shares be issued and be delivered to the address for which is set forth below the signature of the undersigned.

           Dated:
                 ---------------------

                                   -------------------------------------
                                   (Taxpayer's I.D. Number)

                                   -------------------------------------
                                   (Signature)

                                   -------------------------------------

                                   -------------------------------------
                                   (Address)




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                 SECURED WARRANT PORTION REDEMPTION DEMAND FORM

          To be signed for redemption demand as to the Secured Warrant Portion of this Warrant.

          The undersigned, the original holder of the within Warrant, hereby demands redemption of the Secured Warrant Portion of this Warrant for the redemption price of $[original purchase price], such amount being due seven (7) calendar days from the date below.

           Dated:
                 ---------------------



                                    --------------------------------------



                                    By
                                      ------------------------------------

                                    Its
                                       -----------------------------------


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